FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti / Jonathan Doorley
Sard Verbinnen & Co
212-687-8080

VECTOR ANNOUNCES PRICING OF $450 MILLION

OF 7.750% SENIOR SECURED NOTES DUE 2021

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Miami, FL, February 4, 2013 – Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) announced today that it has priced $450.0 million aggregate principal amount of 7.750% senior secured notes due 2021 (the “Notes”). The Notes will bear interest at a rate of 7.750% per year, payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2013. The Notes will mature on February 15, 2021, unless earlier repurchased or redeemed in accordance with their terms. The Notes will be fully and unconditionally guaranteed by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette business. The guarantees provided by some of the subsidiary guarantors will be secured by first priority or second priority security interests in certain assets of such guarantors. The offering is expected to close on February 12, 2013 subject to the satisfaction of customary closing conditions.

The Company intends to use the net cash proceeds from this offering to pay (i) the consideration for a cash tender offer for the Company’s 11% senior secured notes due 2015 (the “Existing 11% Notes”), (ii) the redemption price for any Existing 11% Notes that are not tendered in the cash tender offer, plus accrued and unpaid interest, and (iii) any fees and expenses in connection with the cash tender offer and any redemption of the Existing 11% Notes. After such payments, the Company intends to use any remaining net cash proceeds for general corporate purposes.

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security, nor will there be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of February 4, 2013. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed notes offering and tender offer.

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Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC.